Exhibit 10.61
ALION SCIENCE AND TECHNOLOGY CORPORATION
2004 STOCK APPRECIATION RIGHTS PLAN
ARTICLE I
GENERAL
     1.1. Plan Name. The name of the plan is the Alion Science and Technology Corporation 2004 Stock Appreciation Rights Plan (the “Plan”).
     1.2. Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to Alion Science and Technology Corporation (“Alion”), its Affiliates and any successor corporation(s) thereto (collectively, the “Corporation”) and to motivate such persons to contribute to the growth and future success of the Corporation.
     1.3. Effective Date; Term. The Plan is effective as of November 9, 2004. No Award shall be granted under the Plan after the close of business on the day immediately preceding the eighth (8th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. This amendment and restatement of the Plan is effective as of November 9, 2005; provided, however, that any provisions of the Plan required to bring the Plan into compliance with Code Section 409A shall be effective as of November 9, 2004; provided further, that the Administrative Committee may, in its discretion, apply provisions of this Plan effective on November 9, 2005, to previously issued Awards hereunder.
     1.4. Shares Subject to the Plan.
     (a) Subject to adjustments as provided in Article VI, the shares of Stock that may be used for reference purposes with respect to SAR Awards granted under the Plan shall not exceed twelve percent (12%) of the shares of Stock outstanding on a fully diluted basis (assuming the exercise of any outstanding options, warrants and rights including, without limitation, SARs, and assuming the conversion into Stock of any outstanding securities convertible into Stock) from time to time. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of consideration, the shares of Stock that are used for reference purposes for such Award shall thereafter be available for further Awards under the Plan.
     (b) No actual shares of Stock are reserved hereunder. References to shares of Stock are for accounting and valuation purposes only, and not to grant any voting or other rights associated with ownership of Stock.
ARTICLE II
DEFINITIONS
     For purposes of the Plan, the following terms shall be defined as set forth below.

     2.1. “Administrative Committee” means the Compensation Committee of the Board, or such person or persons as the Compensation Committee shall designate, unless the Board resolves to act itself as the Administrative Committee.
     2.2. “Affiliate” means any entity, whether now or hereafter existing, which at the time of reference, controls, is controlled by, or is under common control with, Alion (including, but not limited to, joint ventures, limited liability companies, and partnerships).
     2.3. “Award” means any SARs granted pursuant to the Plan.
     2.4. “Board” means the Board of Directors of Alion.
     2.5. “Cause” means, for purposes of this Plan:
     (a) With respect to an individual who is party to a written agreement with the Corporation which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Corporation, “cause” or “for cause” as defined in such agreement.
     (b) In all other cases (i) the Participant’s intentional, persistent failure, dereliction, or refusal to perform such duties as are reasonably assigned to him or her by the officers or directors of the Corporation; (ii) the Participant’s fraud, dishonesty or other deliberate injury to the Corporation in the performance of his or her duties on behalf of, or for, the Corporation; (iii) the Participant’s conviction of a crime which constitutes a felony involving moral turpitude, fraud or deceit regardless of whether such crime involves the Corporation; (iv) the willful commission by the Participant of a criminal or other act that causes substantial economic damage to the Corporation or substantial injury to the business reputation of the Corporation; (v) the Participant’s material breach of his or her employment or engagement agreement, if any; or (vi) the Participant’s breach of any material provision of the Participant’s Grant Agreement representing an Award. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Corporation.
     2.6. “CEO” means the Chief Executive Officer of Alion.
     2.7. “Change in Control” shall mean and shall be deemed to have occurred as of the date of the first to occur of the following events:
     (a) any Person or Group acquires stock of the Alion that, together with stock held by such Person or Group, constitutes more than 50% of the total Fair Market Value or total voting power of the stock of Alion. However, if any Person or Group is considered to own more than 50% of the total Fair Market Value or total voting power of the stock of Alion, the acquisition of additional stock by the same Person or Group is not considered to cause a Change in Control of Alion. An increase in the percentage of stock owned by any Person or Group as a result of a transaction in which Alion acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection. This subsection applies only when there is a transfer of stock of Alion (or issuance of stock of Alion) and stock in Alion remains outstanding after the transaction;
     (b) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) ownership of stock of Alion possessing 35% or more of the total voting power of the stock of Alion;
     (c) a majority of members of Alion’s Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of Alion’s Board prior to the date of the appointment or election; or
     (d) any Person or Group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Group) assets from Alion that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of Alion immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of Alion, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. However, no Change in Control shall be deemed to occur under this subsection (d) as a result of a transfer to:
     (i) A shareholder of Alion (immediately before the asset transfer) in exchange for or with respect to its stock;
     (ii) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by Alion;
     (iii) A Person or Group that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of Alion; or
     (iv) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) above.
     For these purposes, the term “Person” shall mean an individual, corporation, association, joint-stock company, business trust or other similar organization, partnership, limited liability company, joint venture, trust, unincorporated organization or government or agency, instrumentality or political subdivision thereof. The term “Group” shall have the meaning set forth in Rule13d-5 of the Securities Exchange Commission (“SEC”), modified to the extent necessary to comply with Proposed Treasury Regulation Section 1.409A-3(g)(5)(v)(B), or any successor thereto in effect at the time a determination of whether a Change in Control has occurred is being made. If any one Person, or Persons acting as a Group, is considered to effectively control the Corporation as described in subsections (b) or (c) above, the acquisition of additional control by the same Person or Persons is not considered to cause a Change in Control.
     2.8. “Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     2.9. “Disability” means that the Participant (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (b) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation; or (c) has been determined to be totally disabled by the Social Security Administration..
     2.10. “Fair Market Value” on any given date means the value of one share of Stock as determined by the Administrative Committee in its sole discretion, based upon the most recent valuation of the Stock made by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied.
     2.11. “Grant Agreement” means the agreement between the Corporation and the Participant pursuant to which the Corporation authorizes an Award hereunder. Each Grant Agreement entered into between the Corporation and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such terms and conditions, consistent with the provisions of the Plan, as may be established by the Administrative Committee. Provisions in any Grant Agreement relating to matters such as noncompetition, nonsolicitation and protection of intellectual property are hereby deemed to be consistent with the Plan.
     2.12. “Grant Date” means the date on which the Administrative Committee formally acts to grant an Award to a Participant or such other date as the Administrative Committee shall so designate at the time of taking such formal action.
     2.13. “Participant” means any director, officer, employee or consultant of the Corporation to whom any Award is granted pursuant to the Plan.
     2.14. “Payment Date” means the first anniversary of the date a Participant’s Award becomes 100% vested, or such other date as the Administrative Committee shall designate with respect to a vested amount in the Participant’s Grant Agreement, or, if earlier, the date set forth in Section 5.6 of the Plan.
     2.15. “SAR” means a stock appreciation right, as awarded under Article V.
     2.16. “Stock” means the voting common stock, $0.01 par value per share, of Alion, subject to adjustments pursuant to the Plan.
     2.17. “Termination of Employment” means cessation of performance of services for the Corporation. For purposes of maintaining a Participant’s continuous status as an Employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an Employee among Alion and any of its Affiliates shall not be considered a Termination of Employment with the Corporation. A Participant will not be deemed to have incurred a Termination of Employment while he or she is on military leave, sick leave, or other bona fide leave of absence (such as temporary employment by the government) if the period of such leave does not exceed six months or such longer period as the Participant’s right to reemployment with the Corporation or an Affiliate is provided either by statute or by contract. If the period of leave exceeds six months and the Participant’s right to reemployment is not provided either by statute or by contract, the Termination of Employment will be deemed to occur on the first date immediately following such six-month period. For the avoidance of doubt, and by way of example only, if a Participant works for a wholly-owned subsidiary of the Corporation, then a sale of the subsidiary by the Corporation would be regarded as a Termination of Employment of such Participant for purposes of this Plan, notwithstanding the Participant’s continued employment with that former subsidiary. Whether an Employee of the Corporation incurs a termination of employment with the Corporation will be determined in accordance with the requirements of Code Section 409A.
     2.18. “Vesting Period” means that period of time during which the Award is subject to a risk of forfeiture. Subject to the forfeiture provisions of Section 5.6 below, Awards shall vest at a rate of twenty percent (25%) per year on the annual anniversary of the Grant Date. Any Award which is given to a member of the Board of Directors will vest annually on a pro-rata basis over the term or remainder of any term which such director is serving from the date of Award.
ARTICLE III
ADMINISTRATION
     3.1. General. The Plan shall be administered by the Administrative Committee. The Administrative Committee shall have the full and final authority, in its discretion, to interpret conclusively the provisions of the Plan; to adopt such rules for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.
     3.2. Procedure. The Administrative Committee shall meet at such times and places and upon such notice as it may determine. A majority of the members of the Board or committee serving as Administrative Committee hereunder shall constitute a quorum. Any acts by the Administrative Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Board or committee serving as Administrative Committee hereunder shall be valid acts of the Administrative Committee. Members of the Board or committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Administrative Committee during which action is taken with respect to the granting of an Award to him or her.
     3.3. Duties. The Administrative Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrative Committee deems necessary or advisable, all within the Administrative

Committee’s sole and absolute discretion. The Administrative Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:
     (a) construe the Plan and any Award under the Plan;
     (b) select the directors, officers, employees and consultants of the Corporation to whom Awards may be granted and the time or times at which Awards shall be granted;
     (c) determine the number of shares of Stock to be covered by or used for reference purposes for any Award;
     (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of Grant Agreements;
     (e) impose limitations on Awards, including limitations on transfer provisions; and
     (f) modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards.
     3.4. Delegation of Authority. The Administrative Committee hereby delegates to the CEO the authority to exercise the duties set forth in section 3.3(b), and the amount(s) of any such Awards made in accordance with such duties, for all officers, employees and consultants of the Corporation, except for Awards made to executive officers of the Corporation. The CEO shall exercise this authority in accordance with this Plan, including without limitation sections 1.4, 5.1 and 5.5. The CEO shall provide the Administrative Committee with a detailed written report of all such Awards made under this delegated authority on a quarterly basis. With respect to executive officers of the Corporation, the Administrative Committee hereby delegates to the CEO the authority to nominate persons to receive Awards, which nomination shall be subject to the approval of the Administrative Committee. The Administrative Committee may revoke or amend the terms of this delegation at any time, but such revocation shall not invalidate prior actions of the CEO that were consistent with the terms of the Plan. All Awards are subject to the approval of the Administrative Committee.
     3.5. Limited Liability. To the maximum extent permitted by law, no member of the Board or committee serving as Administrative Committee hereunder shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.
     3.6. Indemnification. To the maximum extent permitted by law and by the Corporation’s charter and by-laws, the members of the Board or committee serving as Administrative Committee hereunder shall be indemnified by the Corporation in respect of all their activities under the Plan.
     3.7. Effect of Administrative Committee’s Decision. All actions taken and decisions and determinations made by the Administrative Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrative Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants in the Plan and any other employee of the Corporation, and their respective successors in interest.
ARTICLE IV
ELIGIBILITY AND PARTICIPATION
     4.1. Eligibility. Directors, officers, employees and consultants of, or to, as the case may be, the Corporation who, in the opinion of the Administrative Committee, are responsible for the continued growth and development and future success of the business shall be eligible to participate in the Plan.
     4.2. Participation. An eligible individual shall become a Participant hereunder when he or she is granted an Award hereunder, as evidenced by a Grant Agreement executed by the Corporation and the Participant.
ARTICLE V
STOCK APPRECIATION RIGHTS
     5.1. Award of SARs. Subject to the other applicable provisions of the Plan, the Administrative Committee may at any time and from time to time grant SARs to eligible Participants, as it determines. Notwithstanding the foregoing to the contrary, no grant of SARs may be made to any “Disqualified Person” (within the meaning of Sections 409(p)(4) and 4979A of the Code) for any period during which the Corporation maintains an employee stock ownership plan. Any grant of SARs made in violation of this provision shall be null and void ab initio. In addition, no grant of SARs may be made to any eligible individual if and to the extent that such grant would cause such individual to become a Disqualified Person. SARs shall be evidenced by Grant Agreements, executed by the Corporation and the Participant, stating the number of SARs and the terms and conditions of such SARs, in such form as the Administrative Committee may from time to time determine. The Participant shall have none of the rights of a stockholder with respect to any shares of Stock represented by a SAR.
     5.2. Amount of Payment Upon Maturation of SARs. Except as set forth in an applicable Grant Agreement with respect to a Change of Control, a SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (1) the excess of (i) the Fair Market Value on the Payment Date of one share of Stock over (ii) the base price per share specified in the Grant Agreement (which shall be the Fair Market Value of one share of Stock on the Grant Date), times (2) the number of shares underlying the SAR. Notwithstanding the foregoing, in the event of a Change in Control, Fair Market Value under (1)(i) of the preceding sentence shall be equal to the share price of one share of Alion Common Stock based on the transaction price of the Change in Control transaction, or the most recently determined per share Fair Market Value, whichever is greater.

     5.3. Payment of SARs. A Participant will receive payment for all of a vested Award by the delivery of cash in a lump sum sixty (60) days following the Payment Date. All federal, state and local taxes, as well as other appropriate items, will be withheld from payments. Notwithstanding the foregoing, to the extent permitted by the Administrative Committee, in lieu of payment of an Award under the preceding sentence, a Participant granted an Award under this Plan before November 9, 2005, may elect, in accordance with Internal Revenue Service Notice 2005-1, Q-20(a), to receive payment of any such Award in calendar year 2005 or, if later, in the taxable year in which amounts under the Award become earned and vested. Any such election shall be made in a form acceptable to the Administrative Committee and filed with the Administrative Committee no later than December 31, 2005.
     5.4. Election to Defer Benefits. A Participant who is (or is eligible to become) a participant in the Alion Science and Technology Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) may elect to defer the amount of benefit that would otherwise be payable with respect to an Award that is 100% vested upon a Payment Date into the Deferred Compensation Plan. Any such election shall be made in a writing acceptable to the Administrative Committee and filed with the Administrative Committee at least one year prior to the Payment Date. Such election shall become effective upon the Payment Date and shall specify a time for payment and method of distribution available under the Deferred Compensation Plan, provided that such election may not provide for a time of distribution (other than as a result of Termination of Employment, death or Disability) earlier than five years after the Payment Date. Notwithstanding the above, this Section 5.4 shall not apply to amounts payable under the second sentence of Section 5.3.
     5.5. Disqualified Persons. If Participant is or becomes a Disqualified Person as described in Section 5.1 above, then the full amount of any then outstanding Award that has not yet vested shall be forfeited; and no amount of an Award shall become vested, if, as a result of such vesting, the Participant would become a Disqualified Person.
     5.6. Termination and Forfeiture of Awards.
     (a) Termination of Employment. Except as further provided below, a Participant who has a Termination of Employment for any reason other than death or Disability shall forfeit his or her rights to all unvested Awards. The Payment Date of any then outstanding vested Awards shall be the date of Termination of Employment.
     (b) Death or Disability. If a Participant incurs a Termination of Employment due to death or Disability, the Participant shall become fully vested in any outstanding Awards, and the Payment Date shall be the date of the Participant’s Termination of Employment due to death or Disability.
     (c) Change in Control. In the event of a Change in Control, if and to the extent provided in the applicable Grant Agreement, a Participant shall become fully vested in any outstanding Awards under the Grant Agreement, and the Payment Date shall be the date of the Change in Control.

     (d) Termination for Cause. If a Participant has a Termination of Employment for Cause, such Participant shall forfeit his or her rights to all unvested Awards and all unexercised vested Awards.
     5.7. Nontransferability. No Award shall be transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a gift of any vested Awards to such Participant’s spouse, parents, children and grandchildren, whether directly or indirectly or by means of a trust, partnership, or otherwise. Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Awards shall be paid in accordance with the provisions of section 5.3(b).
     5.8. Acceleration of Payment Date. Notwithstanding the foregoing, the Payment Date of a vested Award may be accelerated, with the consent of the Administrative Committee, under the following circumstances:
     (a) Compliance with Domestic Relations Order: To permit payment to an individual other than the Participant as necessary to comply with the provisions of a domestic relations order (as defined in Code Section 414(p)(1)(B));
     (b) Conflicts of Interest: To permit payment as necessary to comply with the provisions of a certificate of divestiture (as defined in Code Section 1043(b)(2));
     (c) Payment of Employment Taxes: To permit payment of federal employment taxes under Code Sections 3101, 3121(a) or 3121(v)(2), or to comply with any federal tax withholding provisions or corresponding withholding provisions of applicable state, local, or foreign tax laws as a result of the payment of federal employment taxes, and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes; or
     (d) Tax Event: Upon a good faith, reasonable determination by the Corporation, upon advice of counsel, that the Plan or an Award fails to meet the requirements of Code Section 409A and regulations thereunder. Such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
     5.9. Delay of Payments. A payment required to be made within sixty (60) days after an applicable Payment Date shall in any event be made within 2 1/2 months after the end of the Plan Year in which the Payment Date occurs, except that payment may be delayed (without imputation of earnings, interest or other gains or losses after the Payment Date) solely to the extent necessary under the following circumstances, provided that payment is made as soon as possible after the reason for delay no longer applies:
     (a) Unforeseeable Administrative or Financial Cause. The Corporation reasonably determines that (1) it is administratively impracticable to make payment by the end of the applicable 2 1/2 month period or that making such payment will jeopardize the solvency of the Corporation, and (2) such impracticability or insolvency was unforeseeable as of the Grant Date;

     (b) Payments Subject to Section 162(m). The Corporation reasonably anticipates that its deduction with respect to such payment would otherwise be limited or eliminated by application of Code Section 162(m);
     (c) Payments that Would Violate Loan Covenant or Similar Contractual Requirement. The Corporation reasonably anticipates that making the payment will violate a term of a loan agreement to which the Corporation is a party, including any ESOP loan agreement, or other similar contract to which the Corporation is a party, and such violation will cause material harm to the Corporation; or
     (d) Payments that Would Violate Law. The Corporation reasonably determines that payment would violate Federal securities laws or other applicable law.
     5.10. Compliance with Code Section 409A. No payment shall be made in violation of Section 409A or any other applicable provisions of the Code and the rules and regulations thereunder.
ARTICLE VI
TRANSACTIONS
     6.1. Adjustment of Number and Price of Shares. Any other provision of the Plan notwithstanding, if through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of Alion, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Alion, or additional shares or new or different shares or other securities of Alion or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrative Committee shall make an appropriate or proportionate adjustment in the Awards as it deems appropriate, in its sole discretion. The adjustment by the Administrative Committee shall be final, binding and conclusive.
     6.2. Adjustments Due to Special Circumstances. The Administrative Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrative Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
     6.3. Compliance with Code Section 409A. Notwithstanding the foregoing, the Administrative Committee shall not make an adjustment under this Article VI which results in a violation of Code Section 409A.

ARTICLE VII
AMENDMENT AND TERMINATION
     7.1. Amendment. The Board may amend the Plan at any time and from time to time, provided that (a) no amendment shall deprive any person of any rights granted under the Plan before the effective date of such amendment without such person’s consent; and (b) amendments may be subject to shareholder approval to the extent needed to comply with applicable law. Notwithstanding the foregoing, the Board may unilaterally amend the Plan or any outstanding Award subject to Section 409A as necessary to cause the Plan or such Award to comply with Code Section 409A.
     7.2. Termination. The Board reserves the right to terminate the Plan in whole or in part at any time, without the consent of any person granted any rights under the Plan. Termination of the Plan shall not affect the Administrative Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination. Notwithstanding the foregoing, termination of the Plan shall not result in the acceleration of payment of any Award except as permitted by the Administrative Committee and consistent with the requirements of Code Section 409A.
ARTICLE VIII
MISCELLANEOUS
     8.1. Restrictive Legends. The Corporation may at any time place legends referencing any restrictions described in the Grant Agreement and any applicable federal or state securities law restrictions on all Awards.
     8.2. Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any Grant Agreement entered into pursuant to the Plan, Alion shall not be required to issue any securities hereunder prior to registration of the offer or sale securities subject to the Plan under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if such registration shall be necessary, or before compliance by the Alion or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable securities exchange or quotation system. Alion shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.
     8.3. Corporation Charter and Bylaws. This Plan is subject to the charter and by-laws of Alion, as they may be amended from time to time.
     8.4. No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation; however, in the event of commencement of a voluntary or involuntary case of bankruptcy against or by Alion, all vested and unvested Awards made hereunder shall be canceled and void.
     8.5. No Guarantee of Employment. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Corporation or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Corporation to terminate a Participant’s employment at any time, whether or not such termination would result in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award under the Plan; and/or (iii) any other adverse effect on the Participant’s interests under the Plan.
     8.6. No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Administrative Committee, in its discretion determines desirable, including without limitation the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan; provided that income recognized by a Participant in payment of a SAR shall be excluded from the calculation of benefits under any pension, profit-sharing, ESOP or any other benefit plan maintained by the Corporation unless such benefit plan provides otherwise, making specific reference to SARs.
     8.7. Governing Law. The provisions of this Plan shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of Delaware, other than its laws respecting choice of law.
     8.8. Severability. If any provision of the Plan shall be held invalid, the remainder of this Plan shall not be affected thereby and the remainder of the Plan shall continue in force.
     8.9. Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount of time of such payment, the Administrative Committee shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrative Committee shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Corporation or the Administrative Committee incident to such proceeding or litigation shall be charged against the account of the affected Participant.
     8.10. Incompetence. If the Administrative Committee determines that any person to whom a benefit is payable under the Plan is incompetent by reason of a physical or mental disability, the Administrative Committee shall have the power to cause the payments becoming due to such person to be made to another person for his or her benefit without the responsibility of the Administrative Committee or the Corporation to see to the application of such payments.

Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Administrative Committee and the Corporation.
     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of Alion, certifies that the foregoing Alion Science and Technology Corporation 2004 Stock Appreciation Rights Plan was duly adopted by the Board of Directors of Alion.

/s/ Bahman Atefi
Chief Executive Officer

Date Approved by the Board: November 8, 2005